Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262895

Prospectus Supplement

(to Prospectus dated March 2, 2022)

$9,600,000

Siebert Financial Corp.

Common Stock

We have entered into a Capital on Demand™ Sales Agreement, or sales agreement, with JonesTrading Institutional Services LLC, or JonesTrading, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $9,600,000 from time to time through or to JonesTrading (the “Agent”) acting as sales agent or principal, at our discretion.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Agent commissions for its services in acting as agent in the sale of our common stock. The Agent will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales price of the shares sold. In connection with the sale of our common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SIEB.” The last reported sales price of our shares of common stock on May 25, 2022 was $1.64 per share.

The aggregate market value of our outstanding common stock held by non-affiliates, or the public float, as of the date hereof pursuant to General Instruction I.B.6. of Form S-3, was approximately $28.9 million, which was calculated based upon 11,635,458 shares of our outstanding common stock held by non-affiliates at a price of $2.48 per share, the closing price of our common stock on April 20, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Please read carefully the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 27, 2022

i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is divided in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agent has not, authorized any other person to provide you with different information, and neither we nor the Agent take any responsibility for any other information that others may give you.

We are not, and the Agent is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, the terms “Siebert,” “Company,” “we,” “us” and “our” refer to Siebert Financial Corp., and its subsidiaries collectively, unless the context otherwise requires.

Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section contained in this prospectus supplement, our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a financial services company and provide a wide variety of financial services to our clients. We operate in the following business lines through our wholly-owned subsidiaries and variable interest entity:

●	Muriel Siebert & Co., Inc. (“MSCO”), which provides retail brokerage services. MSCO is a Delaware corporation and broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Commodity Exchange Act of 1936, as amended, and a member of the Financial Industry Regulatory Authority (“FINRA”), the New York Stock Exchange (“NYSE”), the Securities Investor Protection Corporation (“SIPC”), and the National Futures Association (“NFA”);

●	Siebert AdvisorNXT, Inc. (“SNXT”), which provides investment advisory services. SNXT is a New York corporation registered with the SEC as a Registered Investment Advisor (“RIA”) under the Investment Advisers Act of 1940 (“Advisers Act”);

●	Park Wilshire Companies, Inc. (“PW”), which provides insurance services. PW is a Texas corporation and a licensed insurance agency;

●	Siebert Technologies, LLC. (“STCH”), which provides robo-advisory technology development. STCH is a Nevada limited liability company;

●	RISE Financial Services, LLC, (“RISE”), which provides prime brokerage services. RISE was formerly known as WPS Prime Services, LLC (“WPS”), a Delaware limited liability company and a broker-dealer registered with the SEC and NFA. RISE is a woman-owned and operated financial services firm that offers a comprehensive suite of prime brokerage services aligned with the growing mission-driven Environmental Social and Governance (“ESG”) initiatives of institutional investors; and

●	StockCross Digital Solutions, Ltd. (“STXD”), an inactive subsidiary headquartered in Bermuda.

Results in the businesses in which we operate are highly correlated to general economic conditions and, more specifically, to the direction of the U.S. equity and fixed-income markets. Market volatility, overall market conditions, interest rates, economic, political, and regulatory trends, and industry competition are among the factors which could affect us and which are unpredictable and beyond our control. These factors affect the financial decisions made by market participants who include investors and competitors, impacting their level of participation in the financial markets. In addition, in periods of reduced financial market activity, profitability is likely to be adversely affected because certain expenses remain relatively fixed, including salaries and related costs, as well as portions of communications costs and occupancy expenses. Accordingly, earnings for any period should not be considered representative of earnings to be expected for any other period.

Company Information

Our headquarters are located at 535 Fifth Avenue, 4th Floor, New York, NY, 10017, with primary operations in New Jersey, Florida, and California. Our phone number is (212) 644-2400 and our Internet address is www.siebert.com. We have 14 branch offices throughout the U.S. and clients around the world. Our SEC filings are available through our website at www.siebert.com, where investors are able to obtain copies of our public filings free of charge. We do not incorporate by reference into this prospectus supplement the information on our website, and you should not consider it as part of this prospectus supplement.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $9,600,000.

Manner of offering	Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. See “Plan of Distribution” on page S-8 of this prospectus supplement for a more complete description of the manner of offering.

Use of proceeds	We expect to use the net proceeds from this offering for general corporate purposes. Please see “Use of Proceeds” on page S-6.

Risk factors	Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market symbol	SIEB

Risk Factors

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks and uncertainties discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our subsequent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which are incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $9,600,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, if any, return for us.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The public offering price per share in this offering may exceed the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming that an aggregate of 5,853,659 shares of our common stock are sold at a price of $1.64 per share, the last reported sale price of our common stock on Nasdaq on May 25, 2022, for aggregate gross proceeds of up to approximately $9,600,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.15 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of March 31, 2022, after giving effect to this offering. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we may set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and, therefore, may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We do not intend to pay dividends for the foreseeable future.

While we have in the past declared and paid cash dividends on our common stock, we do not currently plan to pay any cash dividends on our common stock for the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to our stockholders with respect to our common stock.

Special Note Regarding Forward-Looking Statements

The statements contained throughout this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $9,600,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use any net proceeds from the sale of securities under this prospectus primarily to fund general corporate purposes.

The amount and timing of our use of the net proceeds from any offerings hereunder will depend on a number of factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

Dividend Policy

While we have in the past declared and paid cash dividends on our common stock, we do not currently plan to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

Dilution

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the public offering price per share paid by purchasers in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2022 was approximately $47.9 million, or $1.48 per share.

After giving effect to the assumed sale in this offering of $9,600,000 of our common stock, at an assumed public offering price of $1.64 per share, the last reported sale price of our common stock on Nasdaq on May 25, 2022, and after deducting the commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2022 would have been $57.1 million, or $1.49 per share of common stock. This represents an immediate increase in the pro forma as adjusted net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.15 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.64
Net tangible book value per share as of March 31, 2022	$1.48
Increase in pro forma net tangible book value per share attributable to this offering	$0.01
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$1.49
Dilution per share to new investors participating in this offering		$0.15

Each $0.25 increase or decrease in the assumed public offering price of $1.64 per share would increase or decrease, as applicable, our as adjusted net tangible book value per share by approximately $0.03 and $(0.04), respectively, and would increase or decrease, as applicable, dilution per share to new investors in this offering by $0.22 and $(0.21), respectively, assuming that the aggregate dollar amount of the shares offered by us remains the same and after deducting the commissions and estimated offering expenses payable by us. The foregoing as adjusted information is illustrative only and will be adjusted based on the actual public offering price of this offering determined at pricing.

We may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

We have entered into a Capital on Demand™ Sales Agreement, or sales agreement, with JonesTrading, under which we may issue and sell shares of our common stock from time to time through or to the Agent acting as our sales agent or principal. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time having an aggregate gross sales price of up to $9,600,000 pursuant to this prospectus.

Each time we wish to issue and sell common stock, we will notify the Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed, subject to the terms and conditions of the sales agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified in the notice. We may instruct the Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend the offering of shares of common stock being made through the Agent under the sales agreement upon proper notice to the other party.

We will pay the Agent commissions for its services in acting as agent in the sale of our common stock. The Agent will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales price of the shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $30,000, and ongoing diligence expenses in an amount not to exceed $10,000 in the aggregate per calendar year, as provided in the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $90,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of our transfer agent, American Stock Transfer & Trust Company, LLC, or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent will deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to this prospectus will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to this prospectus, or (ii) the termination of the sales agreement as permitted therein.

The Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which services it may in the future receive customary fees.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the sales agreement on a Form 8-K filed on or about the date of this prospectus supplement.

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Duane Morris LLP, New York, New York, is acting as counsel to the Agent in connection with this offering.

Experts

The consolidated financial statements of Siebert Financial Corp. as of December 31, 2021 and 2020 and for the years then ended incorporated in this prospectus supplement and elsewhere in the registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2021, have been so incorporated in reliance on the report of Baker Tilly US, LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and any information contained in documents that we may file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022;

●	our Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the SEC on May 20, 2022;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 23, 2022;

●	our Current Reports on Form 8-K, filed with the SEC on January 5, 2022, January 27, 2022, and April 6, 2022; and

●	the description of our common stock contained in the “Description of Securities” filed as Exhibit 4.0 to our Annual Report on Form 10-K for the year ended December 31, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents. However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Siebert Financial Corp.

535 Fifth Avenue, 4th Floor

New York, NY 10017

(212) 644-2400

Attention: Secretary

We will not, however, send exhibits to these documents unless the exhibits are specifically incorporated by reference in those documents or deemed to be incorporated by reference in this prospectus. In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

PROSPECTUS

Siebert Financial Corp.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

We may offer from time to time:

●	Shares of our common stock;

●	Shares of our preferred stock;

●	Warrants to purchase our common stock and/or preferred stock;

●	Units; and

●	Subscription rights.

We may offer from time to time to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of any such offering.

The securities we offer will have an aggregate public offering price of up to $100,000,000. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SIEB.” The last reported sales price of our shares of common stock on February 16, 2022 was $2.30 per share. As of February 16, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $26.8 million, which was calculated based upon 11,635,458 shares of our outstanding common stock held by non-affiliates at a price of $2.30 per share, the closing price of our common stock on February 16, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 2 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2022.

In this prospectus, the terms “Siebert,” “Company,” “we,” “us” and “our” refer to Siebert Financial Corp., and its subsidiaries collectively, unless the context otherwise requires.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC or the Commission, using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any or all of the securities described in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Where You Can Find More Information.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Special Note Regarding Forward-Looking Statements

The statements contained throughout this prospectus, including any documents incorporated by reference, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events such as the COVID-19 pandemic and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Our Company

We are a financial services company and provide a wide variety of financial services to our clients. We operate in the following business lines through our subsidiaries:

●	Retail brokerage business through Muriel Siebert & Co., Inc. (“MSCO”), a Delaware corporation and broker-dealer registered with the SEC

●	Investment advisory services through Siebert AdvisorNXT, Inc. (“SNXT”), a New York corporation registered with the SEC as a RIA

●	Insurance services through Park Wilshire Companies, Inc. (“PW”), a Texas corporation and licensed insurance agency

●	Prime brokerage services through RISE Financial Services, LLC (“RISE”), a Delaware limited liability company and a broker-dealer registered with the SEC

●	StockCross Digital Solutions, Ltd. (“STXD”), an inactive subsidiary headquartered in Bermuda

Our headquarters are located at 535 Fifth Avenue, 4th Floor, New York, NY, 10017, with primary operations in New Jersey, Florida, and California. Our phone number is (212) 644-2400 and our Internet address is www.siebert.com. We have 15+ branch offices throughout the U.S. and clients around the world. Our SEC filings are available through our website at www.siebert.com, where investors are able to obtain copies of our public filings free of charge. Our common stock, par value $.01 per share, trades on the Nasdaq Capital Market under the symbol “SIEB.”

Risk Factors

An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our securities could decline, and you might lose part or all of your investment.

Use of Proceeds

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We cannot estimate precisely the allocation of the net proceeds from these offerings. Accordingly, our management team will have broad discretion in the application of the net proceeds of these offerings, if any.

Dilution

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by us in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $.01 per share;

●	shares of our preferred stock;

●	warrants to purchase our common stock and/or preferred stock that may be sold under this prospectus;

●	units comprised of one or more of the other securities described in this prospectus;

●	subscription rights to purchase one or more of the other securities described in this prospectus; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Common Stock

General

The following description of our capital stock and provisions of our certificate of incorporation, as amended, and by-laws is a summary only and not a complete description.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share.

As of January 12, 2022, 32,403,235 shares of our common stock were outstanding and held of record by 84 stockholders. The actual number of stockholders is significantly greater than this number of record stockholders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of stockholders of record also does not include stockholders whose shares may be held in trust by other entities.

Each holder of our common stock is entitled to:

●	one vote per share on all matters submitted to a vote of the stockholders;

●	dividends as may be declared by our board of directors out of funds legally available for that purpose; and

●	his, her or its pro rata share in any distribution of our assets after payment or providing for the payment of liabilities.

Holders of common stock have no cumulative voting rights, redemption rights or preemptive rights to purchase or subscribe for any shares of our common stock or other securities. All of the outstanding shares of common stock are fully paid and nonassessable.

Antitakeover Effects of Provisions of Our Certificate of Incorporation and By-laws and of New York Law

Section 912 of the NYBCL. As a New York corporation that has a class of voting stock listed on a national securities exchange, we are subject to the provisions of Section 912 of the New York Business Corporation Law (“NYBCL”). In general, Section 912 prohibits a public New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years from the date on which the shareholder first becomes an interested shareholder unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder’s stock acquisition date is approved by the board of directors prior to such interested shareholder’s stock acquisition date. In addition, no domestic corporation shall engage at any time in any business combination with any interested shareholder of such corporation other than in situation where: (i) the business combination is approved by the board of directors before the stock acquisition or the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) the business combination is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote not beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) in the business combination, the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share that is paid by the interested shareholder and such business combination meets certain other requirements. The NYBCL defines the term “business combination” to include transactions such as certain mergers, consolidations, dispositions of assets or stock, issuance or transfer of any stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. The NYBCL defines the term “interested shareholder” generally as any person who owns at least twenty-percent (20%) of the outstanding shares of stock entitled to vote or is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question owned at least twenty-percent (20%) of the then outstanding shares of stock entitled to vote. A corporation can expressly elect not to be governed by the NYBCL’s business combination provision in its bylaws, which must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote and is subject to further conditions, but we have not done so.

Board of Directors. Our board of directors currently consists of seven directors, but the number of directors may be increased or decreased, to not less than three or more than nine, by resolution of a majority of the entire board of directors or by the shareholders at an annual or any special meeting; provided, however, that if our shares are owned beneficially and of record by less than three shareholders, the number of directors may, if so determined by resolution of the board of directors or by our shareholders at an annual or special meeting, be less than three but not less than the number of shareholders.

Special Meetings of Shareholders. Special meetings of our shareholders may be called only by our President or by resolution of the Board of Directors.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing the preferred stock, warrants, units or subscription rights on any securities exchange or quotation system. Any such listing with respect to our preferred stock, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.

Description of Preferred Stock

As of January 12, 2022, no shares of preferred stock had been issued or were outstanding and we are not authorized to issue any shares of preferred stock; however, it is possible that we could amend our Certificate of Incorporation to authorize the issuance of shares of preferred stock.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation or amendment to our Certificate of Incorporation that describes the terms of any series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following: (i) the title and stated value; (ii) the number of shares we are offering; (iii) the liquidation preference per share; (iv) the purchase price; (v) the dividend rate, period and payment date and method of calculation for dividends; (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; (vii) the provisions for a sinking fund, if any; (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights; (ix) whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period; (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period; (xi) voting rights, if any, of the preferred stock; (x) preemptive rights, if any; (xi) restrictions on transfer, sale or other assignment, if any; (xii) a discussion of any material United States federal income tax considerations applicable to the preferred stock; (xiii) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; (xiv) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xv) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, together with other securities or separately, warrants to purchase shares of our common stock and/or preferred stock. We may issue the warrants directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement will describe the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the number of shares of common stock and/or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof in such amounts and in such numerous distinct series as we determine. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or warrants. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities that may be purchased pursuant to each subscription right;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC, if we offer subscription rights.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any market or securities exchange on which the securities offered in the prospectus supplement may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Issuance Pursuant to Certain Warrant Exercises

We may also offer and sell our common stock and/or preferred stock upon the exercise of warrants issued by us, pursuant to the exemption from the registration requirements provided by Section 3(a)(10) of the Securities Act, in connection with a settlement of litigation against us. No underwriter would be used in connection with such offer and sale of common stock and/or preferred stock or the exercise of such warrants. We would issue the shares of our common stock and/or preferred stock directly to the holders of such warrants, upon the exercise of such warrants, from time to time. We will describe the terms of any such offers, sales and warrants in a prospectus supplement.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Experts

The consolidated financial statements of Siebert Financial Corp. as of December 31, 2020 and 2019 and for the years then ended incorporated in this prospectus and elsewhere in the registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Baker Tilly US, LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.siebert.com. Through links on the “Investor Relations” portion of our website, we make available free of charge all reports, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement. Forms of any other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information that is either incorporated by reference, or contained in, this prospectus and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 10, 2021;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 17, 2021, August 16, 2021, and November 15, 2021, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on August 4, 2021, August 25, 2021, September 3, 2021, September 23, 2021, November 17, 2021, January 5, 2022, and January 27, 2022; and

●	the description of our capital stock set forth in our Registration Statement on Form 8-A, filed with the SEC on July 16, 1998, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents. However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Siebert Financial Corp.

535 Fifth Avenue, 4th Floor

New York, NY 10017

(212) 644-2400

Attention: Secretary

We will not, however, send exhibits to these documents unless the exhibits are specifically incorporated by reference in those documents or deemed to be incorporated by reference in this prospectus. In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

Up to $9,600,000

SIEBERT FINANCIAL CORP.

Common Stock

PROSPECTUS SUPPLEMENT

May 27, 2022